                                   EXHIBIT 11



      STATEMENT REGARDING COMPUTATION OF NET LOSS PER PARTNERSHIP INTEREST





                                           Year                  Year                 Year
                                           Ended                 Ended                Ended
                                    December 31, 1997     December 31, 1996     December 31, 1995
                                    -----------------     -----------------     -----------------

Net loss-Limited Partners                 ($--)              ($4,824,512)         ($10,918,532)
                                          =====              ============         =============

Average Units Outstanding                   921                      921                   921
                                            ===                      ===                   ===

Net Loss Per Class A and B Unit           ($--)                  ($5,238)             ($11,855)
                                          =====                  ========             =========